Exhibit 23.2
     CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the use in the Registration Statement on the Amended Number 2 to Form S-l of Liberator Medical Holdings, Inc. (the “Registration Statement”) to be filed with the Securities and Exchange Commission on October 31, 2008, of our report dated April 27, 2007, appearing in the prospectus which is part of the Registration Statement (the “Prospectus”). We also consent to the reference to us under the heading “Experts” in the Prospectus.
/s/ Wieseneck, Andres & Company, P.A.
North Palm Beach, Florida
October 31, 2008